UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 15, 2010

SATCON TECHNOLOGY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-11512	04-2857552
(Commission File Number)	(I.R.S. Employer Identification No.)

27 Drydock Avenue
Boston, Massachusetts	02210-2377
(Address of Principal Executive Offices)	(Zip Code)

(617) 897-2400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Satcon Technology Corporation (the “Company”) announced today that it has retained Mr. Donald R. Peck as its Vice President, Chief Financial Officer and Treasurer.  Mr. Peck’s employment with the Company commenced on March 15, 2010.  Previously, Mr. Peck was Executive Vice President, Chief Financial Officer and Treasurer at Egenera, Inc., from September, 2007 through January 2010.  Prior to that time, Mr. Peck served as Executive Vice President and Chief Financial Officer at First Marblehead Corporation from April 2003 until November 2006.  Before joining First Marblehead, Mr. Peck held positions at Zeborg, Inc., MarketMax, Inc., and Centennial Technologies, Inc. serving in executive management, finance, legal and administrative roles.  He is a graduate of the University of Rhode Island where he obtained a Bachelor’s of Science Degree in Business Administration.  In addition Mr. Peck obtained his Juris Doctor “J.D.” from Cornell Law School.

Compensatory Arrangement with Donald R. Peck

Mr. Peck and the Company have entered into an Employment Offer Letter that provides for an annual salary of $300,000, standard medical and other employment benefits and an annual cash bonus award of up to 30% of Mr. Peck’s annual salary based upon the achievement of performance metrics that will be established once Mr. Peck’s employment commences.  If Mr. Peck’s employment is terminated by the Company without cause or is constructively terminated, his salary and medical benefits will be continued for one year thereafter subject to his execution of a release agreement with the Company.

As an inducement to his joining the Company, the Company’s Compensation Committee and Board of Directors have approved granting him options to acquire up to 1,000,000 shares of the Company’s common stock at a price per share equal to the closing bid price of the Company’s common stock on March 15, 2010, the date his employment commenced.  These options vests over four years, with the first 25% vesting on March 15, 2011 and the balance vesting in equal quarterly installments over the following three years.  Of these options, one option to purchase 500,000 shares is being issued under the Company’s 2005 Incentive Compensation Plan (the “2005 Plan”) and one option to purchase 500,000 shares is being issued outside of the 2005 Plan.  These options expire immediately upon Mr. Peck’s termination for cause, 90 days after Mr. Peck resigns and one year after Mr. Peck’s employment terminates without cause or as a result of his death, disability or constructive termination.  In addition, if a Change of Control (as defined under the 2005 Plan) transaction occurs while Mr. Peck is employed by the Company, all unvested shares under these options will vest and he will be afforded the right to exercise his options at or prior to the closing of the Change of Control transaction.  If he chooses not to exercise, his options will be accorded the same treatment in the Change of Control transaction as are options outstanding under the 2005 Plan.

As a part of his employment with the Company, Mr. Peck has entered into the Company’s standard non-disclosure and patent assignment agreement.

ITEM 9.01           Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press release of the Company dated March 15, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SATCON TECHNOLOGY CORPORATION

Date: March 15, 2010	By:	/s/ John W. Peacock
John W. Peacock
Chief Accounting Officer